UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2008

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See Item 5.02, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 5, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Monotype Imaging Holdings Inc. (the “Company”) approved an amendment to the Company’s 2008 Executive Incentive Compensation Program (the “2008 Executive Bonus Plan”). The 2008 Executive Bonus Plan had previously required that payments would be made to Executives (as defined therein) following approval of such payments by the Compensation Committee and receipt by the Company of audited financial statements for the year ended December 31, 2008. While the Company anticipated that such payments would be made on or prior to March 15, 2009, in order to comply with the requirements of Section 409A of the Internal Revenue Code of the United States, as amended, the 2008 Executive Bonus Plan has been amended to specifically provide that such payments, if any, shall be made to Executives between January 1 and March 15, 2009. A copy of the 2008 Executive Bonus Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 5, 2008, the Board approved Amendment No. 1 to the Company’s Amended and Restated By-laws (the “Restated By-laws”), which amendment became effective immediately. The amendment revises Article I, Section 2 of the Restated By-laws to (i) eliminate the notice as a means to properly bring business before an annual meeting of stockholders, (ii) further clarify that the advance notice by-law provisions apply to all stockholder proposals and nominations, and (iii) require stockholders who provide advance notice of proposals or nominations to disclose additional information as part of such notice, including information as to whether the stockholder has entered into any hedging, derivative or other transactions with respect to the Company’s securities and whether the stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of the Company’s voting shares sufficient to elect such nominee or nominees. Additionally, the amendment revises (i) Article I, Section 3 of the Restated By-Laws to further clarify that stockholder proposals and nominations shall not be brought before a special meeting of the stockholders and (ii) Article I, Section 4 to clarify that electronic transmissions of notices to stockholders, waivers of such notices and, to the extent permitted, participation by stockholders in an annual meeting of stockholders via remote communication are permitted.

The above descriptions of the changes reflected in the Restated By-laws are qualified in their entirety by Amendment No. 1 to the Restated By-laws itself, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 1 to the Amended and Restated By-laws of Monotype Imaging Holdings Inc.

10.1	Monotype Imaging Holdings Inc. 2008 Executive Incentive Compensation Program, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

November 7, 2008	By:	/s/ Scott E. Landers
Scott E. Landers
Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

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